Exhibit 10.20
AMENDMENT NO. 10
TO LOAN AND SECURITY AGREEMENT
     This Amendment No. 10 to Loan and Security Agreement (this “Amendment”) is entered into this 12th day of January, 2011, by and among Rae Systems Inc., a Delaware corporation (“Borrower”), and Silicon Valley Bank (“Bank”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).
Recitals
     A. Borrower and Bank have entered into that certain Loan and Security Agreement dated as of March 14, 2007 (as has been and may be further amended, restated, or otherwise modified, the “Loan Agreement”), pursuant to which the Bank has extended and will make available to Borrower certain advances of money.
     B. Borrower desires that Bank amend the Loan Agreement upon the terms and conditions more fully set forth herein.
     C. Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Amendment, Bank is willing to provide the conditional limited waiver contained herein and so amend the Loan Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:
     1. Amendments to Loan Agreement.
          1.1 Section 6.8 (Financial Covenants). Subsection (a) of Section 6.8 of the Loan Agreement is amended and restated in its entirety and replaced with the following:
          “(a) Quick Ratio. Tested as of the last day of each fiscal quarter, a ratio of Quick Assets to Current Liabilities of at least 1.0 to 1.0.”
          1.2 Exhibit D, “Compliance Certificate”, to the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with Exhibit A attached hereto.
     2. Borrower’s Representations And Warranties. Borrower represents and warrants that:
               (a) immediately upon giving effect to this Amendment, (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;

               (b) Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
               (c) the certificate of incorporation, bylaws and other organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
               (d) the execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower;
               (e) this Amendment has been duly executed and delivered by the Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and
               (f) as of the date hereof, it has no defenses against the obligations to pay any amounts under the Obligations. Borrower acknowledges that Bank has acted in good faith and has conducted in a commercially reasonable manner its relationships with such Borrower in connection with this Amendment and in connection with the Loan Documents.
          Borrower understands and acknowledges that Bank is entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.
     3. Limitation. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a forbearance, waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; (b) to be a consent to any future amendment or modification, forbearance or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof; or (c) to limit or impair Bank’s right to demand strict performance of all terms and covenants as of any date. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.
     4. Effectiveness. This Amendment shall become effective upon the satisfaction of all the following conditions precedent:
          4.1 Amendment. Borrower and Bank shall have duly executed and delivered this Amendment to Bank; and
          4.2 Payment of Bank Expenses. Borrower shall have paid all Bank Expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred through the date of this Amendment.

2

     5. Counterparts. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.
     6. Integration. This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrower shall remain in full force and effect.
     7. Governing Law; Venue. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

Borrower:	Rae Systems Inc. a Delaware corporation

By:	/s/ Randall K. Gausman

	Printed Name:	Randall K. Gausman
Title: CFO

Bank:	Silicon Valley Bank

By:	/s/ Ray Aguilar

Printed Name:	Ray Aguilar
Title: RM

3

EXHIBIT A
EXHIBIT D
COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK	Date:
FROM: RAE SYSTEMS INC.
The undersigned authorized officer of RAE Systems Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                       with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with generally GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.
Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Quarterly financial statements (along with Borrower prepared consolidating financial statements) with Compliance Certificate	Quarterly within earlier of 5 days of filing 10Q or 50 days of quarter end	Yes No

Annual financial statement (CPA Audited) + CC	within earlier of 5 days of filing 10K or 90 days of FYE	Yes No

8-K	Within 5 days after filing with SEC	Yes No

Borrowing Base Certificate A/R & A/P Agings and deferred revenue report	within 30 days of each month	Yes No

Projections	Within 45 days of FYE	Yes No

Cash balance report	Within 30 days of end of month	Yes No

Financial Covenant	Required	Actual	Complies
Maintain at all times:

Minimum Quick Ratio, tested as of the last day of each fiscal quarter.	1.0:1.0	_______:1.0	Yes No

Financial Covenant	Required	Actual	Complies
Minimum EBITDA, tested as of the last day of each fiscal quarter indicated	Fiscal Quarter Ending 03/31/10: EBITDA > $(1,000,000)	$________	Yes No

Fiscal Quarter Ending 06/30/10:
Combined EBITDA for fiscal quarters ending
03/31/10 and 06/30/10 > $(1,900,000)

Fiscal Quarter Ending 09/30/10:
Combined EBITDA for fiscal quarters ending
06/30/10 and 09/30/10 > $(1,800,000)

Fiscal Quarter Ending 12/31/10:
Combined EBITDA for fiscal quarters ending
09/30/10 and 12/31/10 > $(1,000,000)
     The following financial covenant analys[is][es] and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.
     The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

RAE SYSTEMS INC.	BANK USE ONLY

By:	Received by:
AUTHORIZED SIGNER
Name:	Date:
Title:
Verified:
AUTHORIZED SIGNER
Date:
Compliance Status: Yes No

2

Schedule 1 to Compliance Certificate
Financial Covenants of Borrower
Dated:
I.	Quick Ratio (Section 6.8(a))
Required:           1.00:1.00
Actual:

A.	Aggregate value of Borrower’s consolidated unrestricted cash and cash equivalents	$
B.	Aggregate value of Borrower’s consolidated net billed accounts receivable	$
C.	Aggregate value of Borrower’s consolidated short and long term investments	$
D.	Quick Assets (the sum of lines A through C)	$
E.	Aggregate value of Obligations to Bank	$
F.	Aggregate value of Total Liabilities that mature within one year	$
G.	Current Liabilities (the sum of lines E and F)	$
H.	Quick Ratio (line D divided by line G)
Is line H equal to or greater than 1.00:1:00?

No, not in compliance	Yes, in compliance
(continued on next page)

II.	Minimum EBITDA (Section 6.8(b))
Required:            See chart below

Fiscal	Measurement	Minimum
Quarter	Period	EBITDA
September 30, 2010	Fiscal quarters ending	Combined Quarters:
	June 30, 2010, and	$(1,800,000)
September 30, 2010

December 31, 2010	Fiscal quarters ending	Combined Quarters:
	September 30, 2010, and	$(1,000,000)”
December 31, 2010
Actual:

A.	Net Income		$
B.	To the extent included in the determination of Net Income
	1 .	The provision for income taxes	$
	2.	Depreciation expense	$
	3.	Amortization expense	$
	4.	Net interest expense	$
	5.	non-cash stock compensation expense.	$
	6.	The sum of lines 1 through 5	$
C.	EBITDA (line A plus line B.6)
Is line C equal to or greater than the amounts referenced above?

No, not in compliance	Yes, in compliance

2